UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.      )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

TORREYPINES THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On July 16, 2009, TorreyPines Therapeutics, Inc. issued the following press release:

FOR IMMEDIATE RELEASE

TorreyPines Announces the Adjournment of its Special Meeting of Stockholders

La Jolla, CA (July 16, 2009) – TorreyPines Therapeutics, Inc. (“TPTX”) announced today that its Special Meeting of Stockholders, which was originally convened on July 9, 2009, and re-convened on July 16, 2009 was adjourned to July 30, 2009 at 9:00 a.m., local time, at TPTX’s offices located at 11085 North Torrey Pines Road, Suite 300, La Jolla, CA 92130. As discussed in the Proxy Statement distributed to stockholders on or about June 19, 2009, the stockholders of TPTX were scheduled to vote upon a proposal to approve the liquidation and dissolution of TPTX pursuant to a Plan of Liquidation and Dissolution. Fifty-eight percent (58%) of TPTX’s stockholders failed to return their proxy cards or otherwise indicate their votes with respect to this proposal prior to the start of the Special Meeting. In order to pass, this proposal must be approved by holders of at least a majority of TPTX’s outstanding voting shares, and as a result, abstentions and non-votes have the same effect as votes against the proposal.

Ninety-seven percent (97%) of the stockholders present at the meeting in person or voting by proxy approved the proposal to adjourn and reconvene the Special Meeting to permit further solicitation of proxies since there were not sufficient votes at the Special Meeting to approve the Plan of Liquidation and Dissolution. Stockholders who have not voted on the proposals described in the Proxy Statement are encouraged to do so promptly. For stockholders that have already voted on the proposals, no additional action is necessary if you do not wish to change your vote. Proxies may be submitted or revoked at any time prior to the reconvening of the adjourned meeting on July 30, 2009. For assistance in voting your shares, please contact TPTX’s investor relations department at 858-623-5665 x158.

Stockholders of TPTX are urged to read the Proxy Statement, which contains important information about the Special Meeting and the proposals to be voted upon and it should be read carefully before any decision is made with respect to the matters to be voted upon.

About TorreyPines Therapeutics, Inc.

TorreyPines Therapeutics, Inc. is a biopharmaceutical company which has been committed to providing patients with better alternatives to existing therapies through the research, development and commercialization of small molecule compounds. The company’s goal has been to develop versatile product candidates each capable of treating a number of acute and chronic diseases and disorders such as migraine and chronic pain. The company currently has two ionotropic glutamate receptor antagonist clinical stage product candidates. Further information is available at www.tptxinc.com.

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